BYLAWS

                     SOUTH JERSEY INDUSTRIES, INC.

                               ARTICLE I

                             SHAREHOLDERS

     1.1 Place of Meetings. Meetings of the shareholders shall be held at such place as may be designated by the Board of Directors in the notice of meeting.

     1.2 Annual Meeting. An annual meeting of the shareholders for the election of Directors and for other business shall be held on the next to the last Thursday in April of each year, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday, or on such other day as may be designated by the Board of Directors.

     1.3 Special Meetings. Special meetings of the shareholders may be called at any time by the President or a majority of the Board of Directors at a meeting or in writing without a meeting or by the holders of not less than 10% of all the shares entitled to vote at a meeting. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

     1.4 Notice. Written notice of the time, place and purpose of every meeting of shareholders shall be given not less than ten nor more than 60 days before such meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting.

     1.5 Quorum. At all meetings of shareholders, a majority of the outstanding shares of capital stock entitled to vote, represented by shareholders in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders present in person or by proxy by majority vote may adjourn the meeting from time to time without notice other than by oral announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

                              ARTICLE II

                               DIRECTORS

     2.1 Powers, Number, Classification and Election. The business and affairs of the Company shall be conducted and managed by its Board of Directors, which shall have all the powers of the Company except such as are by statute, by the Certificate of Incorporation, or by these Bylaws conferred upon or reserved to the shareholders.

The number of Directors constituting the entire Board of Directors shall be 14. The members of the Board of Directors shall be divided into classes in the manner provided by Article SEVENTH of the Company's Certificate of Incorporation and shall be elected and serve for such terms of office as are provided therein.

     2.2  Meetings.

     (a) Place of Meetings. Meetings of the Board of Directors shall be held at such place as may be designated by the Board or in the notice of the meeting.

     (b)  Regular Meetings.  Regular meetings of the Board of
Directors shall be held on such dates as may be fixed, from time to time, by a majority of the Directors at a meeting or in writing without a meeting.

     (c)  Special Meetings.  Special meetings of the Board of
Directors shall be held whenever called by the President or by a majority of the Board of Directors at a meeting or in writing without a meeting.

     (d) Notice. Notice of the time and place of every meeting, which need not be in writing, shall be given to each Director at least two days before the meeting.

     (e) Quorum. At all meetings of the Board of Directors, or any committee thereof, a majority of the total number of the members shall constitute a quorum for the transaction of business, provided that a quorum shall never be less than two persons. Except in cases in which it is by law, by the Certificate of Incorporation, or by these Bylaws otherwise provided, a majority of members present at a meeting of the full Board or of a committee at which a quorum is present shall decide any questions that may come before the meeting. In the absence of a quorum, the members present by majority vote may adjourn the meeting from time to time without notice other than by oral announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.3 Newly Created Directorships and Vacancies. Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. Newly created Directorships shall be assigned by the Board of Directors to one of the classes described in Article SEVENTH of the Company's Certificate of Incorporation in the manner provided in such Article. The person so elected by the Board of Directors to fill a newly created Directorship or a vacancy shall be elected to hold office until the next succeeding annual meeting of shareholders and until his successor shall be duly elected and qualified or until his earlier death, resignation or removal.
     2.4 Committees. The Board of Directors may by resolution adopted by a majority of the whole Board designate one or more committees, each committee to consist of three or more Directors, one of whom shall be designated by the Board as Chairman, and such alternate members (also Directors) as may be designated by the Board. The Chief Executive Officer of the Company shall be ex officio a member of each such committee unless the Board shall otherwise direct. The Board may provide by resolution for compensation and payment of expenses to committee members and alternate members. Any such committee, to the extent permitted by law and provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Company, and shall have power to fix its own rules of procedure. In the absence or disqualification of any member of a committee or other person authorized to act as such, the member or members thereof present and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

     2.5 Removal. No member of the Board of Directors may be removed except for cause.

                              ARTICLE III

                               OFFICERS

     3.1  Executive Officers.  The Executive officers of the
Company shall be a President, one or more Vice Presidents (one or more of whom may be designated as Executive Vice President or Senior Vice President), a Secretary, and a Treasurer. The Executive officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the shareholders and each such Officer shall hold office until the corresponding meeting in the next year and until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy in any of the above-mentioned offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     3.2 Authority, Duties and Compensation. The Executive officers shall have such authority, perform such duties and serve for such compensation as shall be provided in these Bylaws or as may be determined by resolution of the Board of Directors. The President shall be the Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Board of Directors and the shareholders at which he is present, shall carry out policies adopted or approved by the Board of Directors, shall have general charge and supervision of the business of the Company, subject to the control of the Board of Directors, and may perform any act and execute any instrument in the conduct of the business of the Company. The other Executive Officers shall have the duties and powers usually related to their offices, except as the Board of Directors or the Chief Executive Officer shall otherwise determine from time to time.


     3.3  Assistant and Subordinate Officers.  The Board of
Directors may choose one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such subordinate Officers as it may deem desirable. Each Assistant and subordinate Officer, if any, shall hold office for such period, shall have such authority and perform such duties, and shall receive such compensation as the Board of Directors or the Chief Executive Officer, or such other Officer as the Board shall so authorize, may prescribe.

     3.4 Officers Holding Two or More Offices. Any two of the above-mentioned offices may be held by the same person, but no officers shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument be required by statute, by the Certificate of Incorporation, or by these Bylaws, to be executed, acknowledged, or verified by any two or more officers.

                              ARTICLE IV

                            INDEMNIFICATION

     4.1 Right to Indemnification. The Company shall indemnify any corporate agent against his expenses and liabilities in connection with any proceedings involving the corporate agent by reason of his being or having been such a corporate agent to the extent that (a) such corporate agent is not otherwise indemnified; and (b) the power to do so has been or may be granted by statute; and for this purpose the Board of Directors may, and on request of any such corporate agent shall be required to, determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

     4.2 Prepayment of Expenses. To the extent that the power to do so has been or may be granted by statute, the Company shall pay expenses incurred by a corporate agent in connection with a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such corporate agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided by statute.

     4.3 Indemnification Not Exclusive. This indemnification shall not be exclusive of any other rights to which a corporate agent may be entitled, both as to any action in his official capacity or as to any action in another capacity while holding such office, and shall inure to the benefits of the heirs, executors or administrators of any such corporate agent.

     4.4 Insurance and Other Indemnification. The Board of Directors shall have the power to (a) purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has been or may be granted by statute and (b) give other indemnification to the extent permitted by law.


     4.5  Definitions.  As used in this Article,

     (a) "corporate agent" means any person who is or was a Director, officer, employee or agent of the Company and any person who is or was a Director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the Company, or the legal representative of any such Director, officer, trustee, employee or agent;

     (b) "other enterprise" means any domestic or foreign corporation, other than the Company, and any partnership, joint venture, sole proprietorship, trust or other enterprise whether or not for profit, served by a corporate agent;

     (c) "expenses" means reasonable costs, disbursements and counsel fees;

     (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

     (e) "proceedings" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

                               ARTICLE V

                        SHARE CERTIFICATES AND
                         UNCERTIFICATED SHARES

     5.1 Share Certificates. Except as provided in Section 5.4, every shareholder of record shall be entitled to a share certificate representing the shares held by him and such certificates shall conform to all applicable provisions of law.

     5.2 Transfer of Shares. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient and in accordance with law concerning the issue, transfer, and registration of share certificates.

     5.3 Mutilated, Lost or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been mutilated, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Company from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.


     5.4 Uncertificated Shares. The Board of Directors may provide that some or all of the shares of any class or series of stock of the Company shall be represented by uncertificated shares. Within 20 days after the issuance or transfer of uncertificated shares, the Company shall send to the registered owner thereof a written notice stating that the Company is organized under the laws of New Jersey, the name of the person to whom the shares were issued, the number and class, and the designation of the series, if any, of such shares, and containing any other information required by law or deemed advisable by the Company to be included in such notice. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

                              ARTICLE VI

                             MISCELLANEOUS

     6.1 Fiscal Year. The fiscal year of the Company shall be the calendar year, unless otherwise provided by the Board of Directors.

     6.2  Amendments.  These Bylaws may be amended or repealed
(i) by action of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, provided notice of any such alteration, amendment, or repeal shall be given in the notice of any such meeting, (ii) or except as otherwise provided in Article TENTH of the Certificate of Incorporation of the Company, as amended, by action of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of Directors, considered for this purpose as one class.


                              AMENDMENTS

Article I    Section 1.2 Amended March 19, 1970
Article I    Section 1.2 Amended April 16, 1970
Article II   Section 2.1 Amended February l8, 1971
Article II   Section 2.1 Amended June 22, 1972
Article II   Section 2.1 Amended August 23, 1973
Article II   Section 2.1 Amended February 20, 1975
Article II   Section 2.1 Amended February 19, 1976
Article II   Section 2.1 Amended February 17, 1977
Article II   Section 2.1 Amended February 16, 1978
Article II   Section 2.1 Amended February 15, 1979
Article II   Section 2.1 Amended August 23, 1979
Article I    Section 1.3 Amended November 16, 1979
Article I    Section 1.4 Amended November 16, 1979
Article II   Section 2.2 (c) Amended November 16, 1979
Article II   Section 2.4 Amended November 16, 1979
Article III  Section 3.1 Amended November 16, 1979
Article III  Section 3.2 Amended November 16, 1979
Article III  Section 3.3 Amended November 16, 1979
Article III  Section 3.4 Amended November 16, 1979
Article V    Section 5.1 Amended November 16, 1979
Article II   Section 2.4 Amended October 24, 1980
Article II   Section 2.1 Amended April 22, 1981 (Special Mtg.)
Article II   Section 2.1 Amended October 23, 1981
Article III  Section 3.1, 3.2, and 3.3 Amended October 23, 1981
Article II   Section 2.1, 2.3  Amended January 21, 1983
Article II   Section 2.5 Amended by including new section Jan. 21, 1983
Article IV   Section 6.2 Amended January 21, 1983
Article II   Section 2.1 Amended January 24, 1986
Article I    Section 1.3 Amended April 18, 1989, eff. April 19, 1989 (Spl.Mtg.)
Article I    Section 1.4 Amended April 18, 1989, eff. April 19, 1989 (Spl.Mtg.)
Article II   Section 2.1 Amended April 18, 1989, eff. April 19, 1989 (Spl.Mtg.)
Article II   Section 2.2 Amended April 18, 1989, eff. April 19, 1989 (Spl.Mtg.)
Article III  Section 3.1 Amended April 18, 1989, eff. April 19, 1989 (Spl.Mtg.)
Article III  Section 3.2 Amended April 18, 1989, eff. April 19, 1989 (Spl.Mtg.)
Article V    Section 5.1 Amended April 18, 1989, eff. April 19, 1989 (Spl.Mtg.)
Article V    Section 5.1 Amended November 17, 1989
Article V    Section 5.4 Amended by including new section November 17, 1989
Article II   Section 2.1 Amended October 1, 1990.
Article II   Section 2.1 Amended April 23, 1992.
Article II   Section 2.1 Amended April 22, 1993.
Article II   Section 2.1 Amended September 1, 1993.
Article II   Section 2.1 Amended April 21, 1994.
Article II   Section 2.1 Amended February 17, 1995.